Exhibit 99.1

iBio Reports Q2 Fiscal Year 2026 Financial Results and Provides Corporate Update

Secured $26 Million in PIPE Financing Led by a Top-Tier Biotech Investor to Advance Preclinical Programs and Extend Cash Runway

Progressed Pipeline with New Preclinical Data and Scientific Presentations at Leading Industry Conferences

San Diego, California / February 10, 2026 / (GLOBE NEWSWIRE) / iBio, Inc. (NASDAQ:IBIO), an AI-driven innovator of precision antibody therapies, today reported financial results for the second quarter ended Dec. 31, 2025, and provided a corporate update on its progress.

“We have significantly advanced our preclinical pipeline programs - IBIO-610, our activin E antibody, and IBIO-600, our myostatin antibody - towards the start of human clinical trials by initiating CMC development and toxicology studies,” said Martin Brenner, Ph.D., DVM, Chief Executive Officer and Chief Scientific Officer of iBio. “Additionally, we recently completed a $26 million private placement financing with a highly respected biotech investor, strengthening our resources for pipeline progress and taking us one step closer to fulfilling our mission of reaching patients in need of an accessible, transformative therapy for obesity. The positive news positions us well to execute on our planned milestones and corporate priorities throughout 2026 and 2027.”

Second Fiscal Quarter 2026 & Recent Corporate Updates:

•

Closed a $26 million private placement financing led by Frazier Life Sciences, announced on January 9th. The net proceeds from the raise are intended for the advancement of key preclinical cardiometabolic programs, including IBIO-610, IBIO-600, and the myostatin and activin A bispecific programs, as well as general corporate purposes. With this funding the Company’s cash runway now extends into third quarter of fiscal year 2028.

•

Presented new non-human primate (NHP) data on IBIO-610, a potentially first-in-class Activin E antibody candidate, showing it has a predicted human half-life of up to 100 days. Such data supports potential dosing as infrequently as twice per year.

•	Advanced preclinical pipeline across multiple programs:
o	IBIO-610 NHP, CMC, and toxicology studies are ongoing and remain on track to support the commencement of first human clinical trials in early calendar year 2027.
o	IBIO-600 is completing toxicology studies and is on track to enter Phase 1a clinical trials in the first half of calendar year 2026.
o	Preclinical development efforts also continued for the Company’s bispecific myostatin × activin A program and amylin candidates.
•

Delivered an oral presentation at the 2nd Annual Innovation in Obesity Therapeutics Summit on December 4, 2025, titled “Next-Generation Obesity Therapeutics: Long-Acting Antibodies for Improved Quality of Weight Loss.”

•	Delivered an oral presentation at PepTalk, The Protein Science and Production Week event, on January 21, 2026, titled “Membrane Protein Targets Reengineered for Soluble Expression.”
•

Delivered an oral presentation at the Keystone Symposia on Obesity Therapeutics on January 29, 2026, titled “Neutralization of Activin E Promotes Fat-Selective Weight Loss and Prevents Weight Regain in Preclinical Models of Obesity.”

Financial Results:

No revenue was recognized for the three months ending December 31, 2025.  Revenue of $0.2 million was recognized for the three months ending December 31, 2024.

Research and Development (“R&D”) expenses for the three months ending December 31, 2025, and December 31, 2024, were $4.3 million and $1.9 million, respectively, an increase of approximately $2.4 million. The increase in R&D expenses is mainly due to increased spending on consultants and outside services supporting the Company’s R&D efforts, including conducting the NHP studies and CMC activities, and an increase in personnel costs as a result of advancing research activities for the Company’s IBIO-600 and IBIO-610 programs and other preclinical pipeline assets. The increase was partially offset by decreased spending on consumable supplies.

General and Administrative expenses for the three months ending December 31, 2025, and December 31, 2024, were approximately $5.2 million and $2.7 million, respectively, an increase of $2.5 million. The increase is primarily attributable to the impairment of the Company’s indefinite lived intangible asset IBIO-101.

iBio held cash, cash equivalents and investments in debt securities of $52.7 million as of December 31, 2025. In addition, in January 2026, the Company received net proceeds of approximately $24.4 million from the PIPE financing extending the Company’s cash runway into third quarter of fiscal year 2028.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. iBio’s mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. For more information, visit www.ibioinc.com or follow us on LinkedIn.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding fulfilling iBio’s mission of reaching patients in need of an accessible, transformative therapy for obesity; executing iBio’s planned milestones and corporate priorities throughout 2026 and into 2027; the net proceeds of the private placement being used for the advancement of key preclinical cardiometabolic programs, including IBIO-610, IBIO-600, and the myostatin and activin A bispecific programs, while extending the Company’s cash runway into third quarter of fiscal year 2028 and funding general corporate purposes; the potential of IBIO-610, a first-in-class Activin E antibody candidate, to have a human half-life of up to 100 days, supporting potentially dosing as infrequent as twice per year; the completion of NHP, CMC, and toxicology studies for IBIO-610; the commencement of first human clinical trials for IBIO-610 in early calendar year 2027; the completion of toxicology studies for IBIO-600; the entering Phase1a clinical trials for IBIO-600 by the first half of calendar year 2026; the continuation of development efforts for the Company’s bispecific myostatin × activin A program and amylin candidates; the Company’s ability to leverage AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases; iBio’s ability to combine its proprietary 3D modeling with its innovative drug discovery platforms to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs; and iBio’s ability to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the potential of IBIO-610, a first-in-class Activin E antibody candidate, to have a human half-life of up to 100 days, supporting potentially dosing as infrequent as twice per year; the ability of iBio to complete NHP, CMC, and toxicology studies for IBIO-610; the ability of iBio to commence first in human clinical trials for IBIO-610 by early calendar year 2027; the ability of iBio to complete toxicology studies for IBIO-600; the ability of iBio to enter Phase 1a clinical trials for IBIO-600 by the first half of calendar year 2026; iBio’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to iBio’s ability to promote or commercialize its product candidates for specific indications; acceptance of iBio’s product candidates in the marketplace and the successful development, marketing or sale of products; and whether iBio will incur unforeseen expenses or liabilities or other market factors; and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2025 and its subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

iBio, Inc.
Investor Relations
ir@ibioinc.com

Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604

iBio, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,	June 30,
	2025	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,672	$8,582
Accounts receivable - trade, net of allowance for credit losses of $65 and $0 as of December 31, 2025 and June 30, 2025, respectively	—	—
Investments in debt securities (adjusted cost $24,016 and $0, respectively - see Note 6)	24,026	—
Subscription receivable	—	105
Prepaid expenses and other current assets	670	1,034
Total Current Assets	53,368	9,721

Restricted cash	228	210
Promissory note receivable	1,138	1,098
Finance lease right-of-use assets, net of accumulated amortization	—	68
Operating lease right-of-use asset	1,864	2,051
Fixed assets, net of accumulated depreciation	3,447	3,163
Intangible assets, net of accumulated amortization	4,338	6,848
Security deposits	10	26
Total Assets	$64,393	$23,185

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,654	$2,188
Accrued expenses	1,579	1,345
Finance lease obligations	—	53
Operating lease obligation - current portion	518	490
Equipment financing payable - current portion	—	64
Term promissory note	—	766
Contract liabilities	1,150	1,200
Total Current Liabilities	5,901	6,106

Operating lease obligation - net of current portion	1,932	2,199
Total Liabilities	7,833	8,305

Stockholders' Equity
Series 2022 Convertible Preferred Stock - $0.001 par value; 1,000,000 shares authorized at December 31, 2025 and June 30, 2025; 0 shares issued and outstanding as of December 31, 2025 and June 30, 2025	—	—
Common Stock - $0.001 par value; 275,000,000 shares authorized at December 31, 2025 and June 30, 2025; 30,053,070 and 19,349,201 shares issued and outstanding as of December 31, 2025 and June 30, 2025, respectively	30	19
Additional paid-in capital	403,457	347,085
Accumulated other comprehensive loss	10	—
Accumulated deficit	(346,937)	(332,224)
Total Stockholders’ Equity	56,560	14,880
Total Liabilities and Stockholders' Equity	$64,393	$23,185

iBio, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$—	$200	$100	$200

Operating expenses:
Research and development	4,280	1,877	7,830	3,182
General and administrative	5,165	2,742	7,666	5,543
Total operating expenses	9,445	4,619	15,496	8,725

Operating loss	(9,445)	(4,419)	(15,396)	(8,525)

Other income (expense):
Interest income	493	112	760	286
Interest expense	(41)	(57)	(77)	(114)
Total other income	452	55	683	172

Net loss	$(8,993)	$(4,364)	$(14,713)	$(8,353)

Comprehensive loss:
Net loss	$(8,993)	$(4,364)	$(14,713)	$(8,353)
Other comprehensive gain - unrealized gain on debt securities	25	—	10	—

Comprehensive loss	$(8,968)	$(4,364)	$(14,703)	$(8,353)

Loss per common share - basic and diluted	$(0.09)	$(0.48)	$(0.19)	$(0.94)

Weighted-average common shares outstanding - basic and diluted - see Note 16	99,133	9,132	76,030	8,880